Exhibit 10.1

DEBT EXCHANGE AGREEMENT

This DEBT EXCHANGE AGREEMENT (this “Agreement”) is dated as of November 2, 2026 (the “Effective Date”) and is entered into by and among NextNRG, Inc., a Nevada corporation (“NextNRG”), NextNRG Holding Corp., a Nevada corporation and a wholly owned subsidiary of NextNRG (“NXXT Sub” and, together with NextNRG, the “Company”), and Michael D. Farkas (the “Holder”).

RECITALS

A.	The Holder holds the promissory notes issued by NextNRG or NXXT Subas set forth on Schedule 1 (the “Exchanged Notes”), with an aggregate outstanding principal amount of $3,629,924 and accrued and unpaid interest of $2,749,169, and NXXT Sub owes the Holder accrued and unpaid fees of $620,907 for the Holder’s personal guarantees of the Company’s obligations described on Schedule 1 (the “Guarantee Fees”), in each case as of the Effective Date (together, $7,000,000, the “Exchanged Amount”).

B.	Michael D. Farkas is the Chief Executive Officer, a director and a principal stockholder of NextNRG. The transactions contemplated by this Agreement are therefore related-party transactions subject to NRS 78.140 and Nasdaq Rule 5630.

C.	The Board of Directors of NextNRG (the “Board”), acting on the recommendation of the audit committee of the Board (the “Audit Committee”), has authorized the designation of 7,000 shares of a new series of preferred stock of NextNRG to be known as the Series D Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series D Preferred”), pursuant to the Certificate of Designations of Preferences and Rights of Series D Convertible Voting Preferred Stock, substantially in the form attached as Exhibit C (the “Certificate of Designations”).

D.	The parties wish to satisfy and discharge the Company’s obligations with respect to the Exchanged Notes and the Guarantee Fees in exchange for the issuance to the Holder of shares of Series D Preferred on the terms and conditions set forth in this Agreement and the Certificate of Designations.

NOW, THEREFORE, in consideration of the mutual covenants in this Agreement, the parties agree as follows:

1.	DEFINITIONS

Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Certificate of Designations. In addition:

(a) “Affiliate” has the meaning given to “affiliate” in Rule 144 under the Securities Act.

(b) “Conversion Price” means $2.20 per share, being not less than the greater of (i) the consolidated closing bid price of the Common Stock on the Trading Market and (ii) the “Minimum Price” as defined in Nasdaq Rule 5635(d)(1)(A), in each case measured immediately prior to the date of this Agreement, as adjusted under the Certificate of Designations and Section 3.5 below.

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(c) “Securities Act” means the Securities Act of 1933, as amended.

(d) “Series C Consent” means the Limited Consent and Waiver, dated as of November 2, 2026, by and among NextNRG and the holders of the shares of Series C Preferred, as acknowledged by the Holder.

2.	THE EXCHANGE

2.1	Exchange. At the Closing (as defined below), the Holder will surrender to the Company all of its right, title and interest in, to and under the Exchanged Notes and the Guarantee Fees and, in exchange, NextNRG will issue to the Holder 7,000 shares of Series D Preferred (the “Exchange Shares”), being the Exchanged Amount divided by the initial Stated Value of $1,000 per share. The Exchange Shares are the sole consideration for the Exchanged Notes and the Guarantee Fees, and no cash or other property will be paid in respect of them.

2.2	Satisfaction and Release. Upon the issuance of the Exchange Shares, (i) the Exchanged Notes, and all principal, interest, fees and other obligations under them, and (ii) the Guarantee Fees, will be surrendered and cancelled in full, and any security interest, guaranty or other credit support for any of such Exchanged Notes or Guarantee Fees will be released. The Holder will return the original Exchanged Notes (or deliver a customary lost-note affidavit) and will sign any lien releases the Company reasonably requests.

2.3	Excluded Obligations. Nothing in this Agreement satisfies, cancels, waives or releases any indebtedness, fees, compensation or other amounts owed by the Company or any of its subsidiaries to the Holder or any of its Affiliates that are not listed on Schedule 1 (the “Excluded Obligations”), each of which is listed on Schedule 2. The Excluded Obligations remain outstanding, subject to this Section 2.3. For so long as any Series C Preferred is outstanding, no Excluded Obligation will be paid, prepaid or satisfied in cash or other property except as permitted by Section 5(d) of the Voting Agreement and the Series C Certificate of Designation.

2.4	Closing. The closing (the “Closing”) will take place electronically on the first Business Day on which all of the conditions in Section 2.5 have been satisfied or, to the extent permitted, waived, or on such other date as NextNRG, NXXT Sub and the Holder agree in writing (the “Closing Date”); provided that the condition set forth in Section 2.5(b) may not be waived.

2.5	Conditions to Closing. The obligations of each party to effect the Closing are subject to the satisfaction or waiver of the following conditions:

(a)	the Audit Committee and the Board have approved this Agreement and the Certificate of Designations, and the Certificate of Designations has been filed with the Secretary of State of the State of Nevada;

(b)	NextNRG shall have received a copy of the duly executed Series C Consent and NextNRG shall have received each other consent required under any agreement to which it or any of its subsidiaries is a party;

(c)	NextNRG shall have filed a Notification Form: Listing of Additional Shares with Nasdaq for all the Conversion Shares (disclosing the Notice Cap under Section 6(g) of the Certificate of Designations) and confirmed that no shareholder approval is required under Nasdaq rules for the issuance of the Series D Preferred;

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(d)	the representations and warranties of each party shall be true and correct at the Closing, and each party shall have performed each of its obligations required to be performed at or before the Closing;

(e)	NextNRG shall have delivered to such Holder evidence of the filing and acceptance of the Certificate of Designations from the Secretary of State of the State of Nevada;

(f)	the Holder shall have delivered to the Company the Exchanged Notes and the releases under Section 2.2 herein; and

(g)	the NextNRG shall have delivered to the Holder the Exchange Shares in DRS book-entry form.

2.6	Termination. Any party may terminate this Agreement by written notice to the other if the Closing has not occurred by, November 6, 2026; provided that this right is not available to a party whose breach caused the Closing not to occur by that date.

3.	SERIES D PREFERRED; HOLDER COVENANTS

3.1	Certificate of Designations Governs. The powers, preferences, rights, qualifications, limitations and restrictions of the Series D Preferred (including as to dividends, ranking, liquidation, conversion, adjustments to the Conversion Price, the Notice Cap, voting, transfer and Reconversion) are set forth exclusively in the Certificate of Designations, and nothing in this Agreement grants any holder of Series D Preferred any right in respect of the Series D Preferred that is not set forth in the Certificate of Designations. The covenants of the Holder and the Company in this Agreement are in addition to, and are not limited by, the Certificate of Designations.

3.2	Voting Covenants.

(a)	The Holder shall not, and shall cause each of its Affiliates not to, exercise its voting rights, as a stockholder or otherwise, for the purpose of causing, requiring or preventing a Reconversion, or of changing the composition or authority of the Audit Committee in relation to a Reconversion.

(b)	For so long as any Series C Preferred is outstanding, the Holder shall, and shall cause of its Affiliates to, vote (or act by written consent with respect to) all shares of shares of capital stock of the NextNRG held by it or any of its Affiliates (i) in favor of any increase in the authorized shares of Common Stock, and any other stockholder approval, required under the Series C Certificate of Designation or the Securities Purchase Agreement, and (ii) in favor of any amendment of the Series C Certificate of Designation approved by the Series C Required Holders, and will not vote against, or take any action to impede, any of the foregoing.

3.3	Resale Limitation. For so long as any shares of Series C Preferred are outstanding, the Holder shall not, and shall cause its Affiliates not to, (a) sell or otherwise dispose of, on any trading day, Conversion Shares in excess of 5% of the aggregate daily trading volume of the Common Stock on the Trading Market for that trading day, or (b) engage in any short sale of, or any hedging or derivative transaction with respect to, the Common Stock.

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3.4	Transfers. The Holder will not sell, assign, pledge or otherwise transfer any shares of Series D Preferred or any Reinstated Note, or any Conversion Shares other than in a sale that complies with Section 3.3, unless the transferee first agrees in writing, for the benefit of NextNRG and the holders of the Series C Preferred, to be bound by Section 2.3, this Section 3 and Section 4.

4.	RECONVERSION

4.1	Certificate of Designations Governs. NextNRG may effect a Reconversion only in accordance with Section 7 of the Certificate of Designations (including Section 7(g)) and this Section 4. NextNRG will deliver a copy of each Reconversion Notice to each holder of Series C Preferred concurrently with its delivery to the Holder.

4.2	Solvency Determination. Before delivering any Reconversion Notice, the Audit Committee will determine, and NextNRG will certify in writing to the Holder and the Series C Required Holders, that after giving effect to the Reconversion NextNRG would be able to pay its debts as they become due in the usual course of business and that its total assets would not be less than the sum of its total liabilities plus the amount that would be needed, if NextNRG were dissolved at that time, to satisfy the preferential rights of the holders of the Series C Preferred and any other stockholders senior to the Series D Preferred.

4.3	Reinstated Note. Each Reinstated Note will be substantially on the terms set forth in Exhibit A, will comply with Section 7(g) of the Certificate of Designations (which controls in the event of any conflict with Exhibit A) and will be in the form agreed by NextNRG and the Holder before the Closing, which form must be reasonably satisfactory to the Series C Required Holders. No Reinstated Note may be amended or modified except in compliance with this Section 4.3 and Section 7.8.

4.4	Holder Acknowledgements. The Holder agrees that:

(a)	the Reinstated Note will be unsecured and will be subject to a subordination agreement in form and substance satisfactory to the Series C Required Holders and any intercreditor agreement required by NextNRG’s senior lenders at the time, and will constitute Stockholder Debt (as defined in the Voting Agreement) subject to Section 5(d) of the Voting Agreement;

(b)	the Reinstated Note will not have the benefit of any security interest, guaranty or other credit support that secured or supported the Exchanged Notes; and

(c)	it will sign any subordination agreement or other document NextNRG reasonably requests to give effect to a Reconversion.

4.5	Accounting Intent. The parties intend that the Series D Preferred be classified as permanent stockholders’ equity. The Reconversion right is an option solely of NextNRG, exercisable only by directors independent of the Holder, and does not give the Holder any right to cash or other assets. The conversion right is settled only in shares of Common Stock at a fixed price. If NextNRG’s independent auditor advises that any provision prevents that classification, the parties will negotiate in good faith to amend this Agreement and the Certificate of Designations to the minimum extent needed, subject in each case to Section 4A(d) of the Certificate of Designations and Section 7.8.

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5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

NextNRG, on behalf of itself and Next Sub, hereby represents and warrants to the Holder that, as of the date hereof and as of the Closing:

(a)	NextNRG is duly organized and in good standing under Nevada law, and has the corporate power to enter into and perform this Agreement;

(b)	this Agreement has been duly authorized by the Audit Committee and the Board and the board of directors of Next Sub and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity;

(c)	when issued by NextNRG under this Agreement, the Exchange Shares will be, and when issued by NextNRG on conversion the Conversion Shares will be, duly authorized, validly issued, fully paid and non-assessable, free of liens created by NextNRG;

(d)	the Conversion Price is not less than the greater of the consolidated closing bid price of the Common Stock and the Minimum Price (as defined in Nasdaq Rule 5635(d)(1)(A)), each measured immediately prior to the date of this Agreement and no shareholder approval is required for the issuance of the Exchange Shares under applicable Nasdaq rules;

(e)	the amounts of principal, accrued interest and Guarantee Fees set forth on Schedule 1 are true, correct and complete, and together equal the Exchanged Amount; and if any such amount is understated, the shortfall will be an Excluded Obligation subject to Section 2.3 and will constitute Stockholder Debt (as defined in the Voting Agreement);

(f)	the Series C Consent has been duly executed by all parties thereto and each condition set forth in paragraph 7 of the Series C Consent that is required to be satisfied at or before the Effective Date and Closing Date has been satisfied;

(g)	subject to receipt of the consents described in Section 2.5(b), the execution, delivery and performance of this Agreement by the Company do not breach the articles of incorporation or bylaws of NextNRG or any of its subsidiaries, or any material agreement or law binding on any of them; and

(h)	it has not, nor has any Person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the transactions contemplated by this Agreement and the issuance of the Exchanged Shares pursuant to this Agreement to be integrated with prior offerings by NextNRG for purposes of the Securities Act which would prevent the Company from delivering the Exchanged Shares to the Holders pursuant to Section 3(a)(9) of the Securities Act or Section 4(a)(2) of the Securities Act, nor will the Company take any action or steps that would cause the transactions contemplated by this Agreement to be integrated with other offerings to the effect that the delivery of the Exchanged Shares to the Holders would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act or Section 4(a)(2) of the Securities Act. As used in this Agreement, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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6.	REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder hereby represents and warrants to the Company that, as of the date hereof and as of the Closing:

(a)	it is the sole legal and beneficial owner of the Exchanged Notes and of the right to receive the Guarantee Fees, free of any lien, participation or other interest, and has not assigned any part of them;

(b)	the amounts of principal, accrued interest and Guarantee Fees set forth on Schedule 1 are correct and together equal the Exchanged Amount, and, other than the Exchanged Amount and the Excluded Obligations listed on Schedule 2, no amount is owed by the Company or any of its subsidiaries to the Holder or any of its Affiliates;

(c)	it has full power and authority to enter into and perform this Agreement, which is its valid and binding obligation;

(d)	it is an “accredited investor” under Rule 501(a) of Regulation D, is acquiring the Exchange Shares (and any Conversion Shares) for its own account and not with a view to distribution, and understands they are “restricted securities” that have not been registered under the Securities Act;

(e)	it has had access to all information about the Company it considers necessary, including NextNRG’s Nasdaq listing status, stockholders’ deficit and going-concern disclosure, and the terms of the Series C Preferred and the Series C Transaction Documents; and

(f)	it has consulted its own legal and tax advisers and is not relying on the Company for tax advice, including on the tax effect of the exchange, any PIK accretion or any Reconversion.

7.	COVENANTS

7.1	Related-Party Approvals. NextNRG has obtained, and will maintain records of, the approval of this Agreement by the Audit Committee and the Board under NRS 78.140 and Nasdaq Rule 5630. NXXT Sub has obtained, and will maintain records of, the approval of this Agreement by its board of directors and any other necessary parties.

7.2	Series C Consent. NextNRG will comply, and will cause its subsidiaries to comply, with each condition and covenant set forth in the Series C Consent, and the Holder will comply with each condition and covenant set forth in the Series C Consent that applies to it.

7.3	Nasdaq Notification. On or before the Closing Date, NextNRG will file a Notification Form: Listing of Additional Shares with Nasdaq for all the Conversion Shares, disclosing the Notice Cap and the Cap Release Date (as provided in Section 6(g) of the Certificate of Designations), and will respond promptly to any Nasdaq inquiry. NextNRG will notify the Holder in writing of the Cap Release Date.

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7.4	Disclosure. NextNRG will file a Current Report on Form 8-K describing this Agreement within the time required by Form 8-K or such earlier date as required by the Series C Consent. The Holder will make each filing required of it under Section 13(d) or Section 16 of the Securities Exchange Act of 1934 (including a Form 4 and an amendment to its Schedule 13D).

7.5	[Reserved].

7.6	Exemption. The parties intend the exchange to be exempt from registration under Section 3(a)(9) of the Securities Act or, alternatively, Section 4(a)(2) of the Securities Act.

7.7	Legends. The Exchange Shares will bear the legend set forth in Section 11(a) of the Certificate of Designations, and any Reinstated Note and, until eligible for removal under Section 6(c) of the Certificate of Designations, any Conversion Shares will bear customary restrictive legends.

7.8	Series C Third-Party Beneficiaries. The holders of the Series C Preferred are express third-party beneficiaries of Sections 2.3, 2.4, 2.5(b), 3, 4, 5(e), 6(b), 7.2, 7.8, 8.2, 8.3 and 8.6 and may enforce them directly. For so long as any Series C Preferred is outstanding, (a) no provision of this Agreement may be amended or waived, and this Agreement may not be terminated, in any manner that is adverse to the holders of the Series C Preferred without the prior written consent of the Series C Required Holders, and (b) no Reinstated Note may be issued other than in compliance with Section 4.3 and Section 7(g) of the Certificate of Designations.

8.	MISCELLANEOUS

8.1	Governing Law; Forum. This Agreement is governed by Nevada law. Each party submits to the exclusive jurisdiction of the state courts located in Miami-Dade County, Florida (or, if they lack jurisdiction, the United States District Court for the Southern District of Florida, Miami Division). Nothing in this Section 8.1 limits the right of any holder of Series C Preferred to enforce this Agreement in any forum permitted under the Series C Transaction Documents.

8.2	Entire Agreement. This Agreement, the Certificate of Designations and any Reinstated Note constitute the entire agreement among the parties with respect to their subject matter and supersede all prior understandings among them with respect thereto; provided that nothing in this Agreement supersedes, limits or otherwise modifies the Series C Consent (including the Holder’s acknowledgment of it), the Voting Agreement (including any amendment to it) or any other Series C Transaction Document.

8.3	Amendment and Waiver. This Agreement may be amended or waived only by a written instrument signed by NextNRG and the Holder. Any amendment or waiver by the Company requires the approval of the Audit Committee. Any amendment or waiver is also subject to Section 7.8.

8.4	Assignment. The Holder may not assign this Agreement except to a transferee of Series D Preferred in a transfer that complies with Section 3.4 and Section 10 of the Certificate of Designations. The Company may assign it to a successor by merger or similar transaction.

8.5	Further Assurances. Each party will sign and deliver any further documents reasonably needed to carry out this Agreement, including at a Reconversion.

8.6	Severability. If any provision is held invalid, the rest of this Agreement remains in effect, and the invalid provision will be reformed to the minimum extent needed, consistent with Section 4.5; provided that no such reformation will limit Section 2.3, 3, 4 or 7.8 or otherwise adversely affect the holders of the Series C Preferred.

8.7	Notices. Notices must be in writing and delivered by hand, courier or email to the addresses below the signatures (or another address a party gives by notice). Notice to the Company must be sent to the attention of the Chair of the Audit Committee, with a copy to Sichenzia Ross Ference Carmel LLP.

8.8	Expenses. Each party pays its own expenses.

8.9	Counterparts. This Agreement may be signed in counterparts and by electronic signature.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Debt Exchange Agreement as of the Effective Date.

NEXTNRG, INC.

By:	/s/ Joel Kleiner
Name:	Joel Kleiner
Title:	CFO
Address:	407 Lincoln Road, Ste 9F, Miami Beach Fl. 33139
Email:	JKleiner@nextnrg.com

HOLDER: Michael D. Farkas

By:	/s/ Michael D. Farkas
Name:	Michael D. Farkas
Address:	407 Lincoln Road, Ste 9F, Miami Beach Fl. 33139
Email:	mdf@nextnrg.com

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SCHEDULE 1

Exchanged Notes

Notes Payable - Related Party

Entity	Note Holder	Interest Rate	Issue Date	Collateral	Original Note Value	Residual value
NextNRG Holding Corp	Note #20	18%	August 15, 2023	Unsecured	$ 200,000	$ -
NextNRG Holding Corp	Note #21	18%	August 23, 2023	Unsecured	$ 150,000	$ -
NextNRG Holding Corp	Note #22	18%	August 30, 2023	Unsecured	$ 170,000	$ -
NextNRG Holding Corp	Note #23	18%	September 6, 2023	Unsecured	$ 250,000	$ -
NextNRG Holding Corp	Note #25	18%	September 13, 2023	Unsecured	$ 100,000	$ -
NextNRG Holding Corp	Note #26	18%	September 22, 2023	Unsecured	$ 75,000	$ -
NextNRG Holding Corp	Note #28	18%	November 2, 2023	Unsecured	$ 50,000	$ -
NextNRG Holding Corp	Note #29	18%	November 3, 2023	Unsecured	$ 150,000	$ -
NextNRG Holding Corp	Note #30	18%	November 8, 2023	Unsecured	$ 250,000	$ -
NextNRG Holding Corp	Note #31	18%	November 15, 2023	Unsecured	$ 75,000	$ -
NextNRG Holding Corp	Note #32	18%	November 21, 2023	Unsecured	$ 200,000	$ -
NextNRG Holding Corp	Note #33	18%	December 5, 2023	Unsecured	$ 200,000	$ -
NextNRG Holding Corp	Note #34	18%	February 21, 2024	Unsecured	$ 45,000	$ -
NextNRG Holding Corp	Note #35	18%	February 28, 2024	Unsecured	$ 300,000	$ -
NextNRG Holding Corp	Note #36	18%	March 4, 2024	Unsecured	$ 50,000	$ -
NextNRG Holding Corp	Note #37	18%	March 7, 2024	Unsecured	$ 100,000	$ -
NextNRG Holding Corp	Note #38	18%	March 8, 2024	Unsecured	$ 185,000	$ -
NextNRG Holding Corp	Note #39	18%	March 14, 2024	Unsecured	$ 150,000	$ -
NextNRG Holding Corp	Note #40	18%	March 15, 2024	Unsecured	$ 150,000	$ -
NextNRG Holding Corp	Note #41	18%	March 25, 2024	Unsecured	$ 150,000	$ -
NextNRG Holding Corp	Note #42	18%	March 26, 2024	Unsecured	$ 100,000	$ -
NextNRG Holding Corp	Note #43	18%	March 27, 2024	Unsecured	$ 135,000	$ -
NextNRG Holding Corp	Note #45	18%	April 2, 2024	Unsecured	$ 150,000	$ -
NextNRG Holding Corp	Note #46	18%	April 4, 2024	Unsecured	$ 135,000	$ -
NextNRG Holding Corp	Note #47	18%	April 8, 2024	Unsecured	$ 150,000	$ 40,076
	Total				**$ 3,670,000**	**$ 40,076**

To be converted	
Principal	$ 3,629,924
Accrued interest	$ 2,749,169
PG fees	$ 620,907
Total	**$ 7,000,000.00**

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SCHEDULE 2

Excluded Obligations

Entity	Note Holder	Interest Rate	Issue Date	Collateral	Original Note Value		Remaining Balance	
	Notes Payable - Related Party Outstanding Post Conversion							
NextNRG Holding Corp	Note #47	18%	April 8, 2024	Unsecured	$	150,000	$	40,076
NextNRG Holding Corp	Note #48	18%	April 11, 2024	Unsecured	$	145,000	$	145,000
NextNRG Holding Corp	Note #49	18%	April 18, 2024	Unsecured	$	150,000	$	150,000
NextNRG Holding Corp	Note #50	18%	April 22, 2024	Unsecured	$	175,000	$	175,000
NextNRG Holding Corp	Note #51	18%	April 25, 2024	Unsecured	$	115,000	$	115,000
NextNRG Holding Corp	Note #52	18%	May 2, 2024	Unsecured	$	200,000	$	200,000
NextNRG Holding Corp	Note #53	18%	May 8, 2024	Unsecured	$	300,000	$	300,000
NextNRG Holding Corp	Note #54	18%	May 15, 2024	Unsecured	$	300,000	$	300,000
NextNRG Holding Corp	Note #55	18%	May 20, 2024	Unsecured	$	175,000	$	175,000
NextNRG Holding Corp	Note #56	18%	May 23, 2024	Unsecured	$	175,000	$	175,000
NextNRG Holding Corp	Note #57	18%	May 28, 2024	Unsecured	$	300,000	$	300,000
NextNRG Holding Corp	Note #58	18%	June 5, 2024	Unsecured	$	180,000	$	180,000
NextNRG Holding Corp	Note #59	18%	June 10, 2024	Unsecured	$	280,000	$	280,000
NextNRG Holding Corp	Note #60	18%	June 13, 2024	Unsecured	$	50,000	$	50,000
NextNRG Holding Corp	Note #61	18%	June 20, 2024	Unsecured	$	283,000	$	283,000
NextNRG Holding Corp	Note #62	18%	June 27, 2024	Unsecured	$	150,000	$	150,000
NextNRG Holding Corp	Note #63	18%	July 5, 2024	Unsecured	$	300,000	$	300,000
NextNRG Holding Corp	Note #64	18%	July 10, 2024	Unsecured	$	150,000	$	150,000
NextNRG Holding Corp	Note #65	18%	July 11, 2024	Unsecured	$	175,000	$	175,000
NextNRG Holding Corp	Note #66	18%	July 18, 2024	Unsecured	$	440,000	$	440,000
NextNRG Holding Corp	Note #67	18%	July 25, 2024	Unsecured	$	185,000	$	185,000
NextNRG Holding Corp	Note #68	18%	August 1, 2024	Unsecured	$	300,000	$	300,000
NextNRG Holding Corp	Note #69	18%	August 19, 2024	Unsecured	$	265,000	$	265,000
NextNRG Holding Corp	Note #70	18%	August 26, 2024	Unsecured	$	35,000	$	35,000
NextNRG Holding Corp	Note #71	18%	September 23, 2024	Unsecured	$	150,000	$	150,000
NextNRG Holding Corp	Note #72	18%	September 26, 2024	Unsecured	$	150,000	$	150,000
NextNRG Holding Corp	Note #77	18%	December 30, 2024	Unsecured	$	330,000	$	290,727
					$	5,608,000	$	5,458,803

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EXHIBIT A

Principal Terms of Reinstated Note (subject to Section 7(g) of the Certificate of Designations)

Term	Provision
Issuer / Payee	NextNRG, Inc. / the Holder
Principal	Aggregate Reinstatement Amount of the reconverted shares
Interest	18% per year, payable in kind only (added to principal); no cash payment before the Series C Discharge Date
Maturity	The later of 12 months after the Reconversion Date and the 91st day after the Series C Discharge Date
Prepayment	At any time after the Series C Discharge Date, without premium or penalty
Security	Unsecured
Ranking	Subordinated to Senior Indebtedness (including any obligations to Series C holders and existing secured lenders) under a subordination agreement in form and substance satisfactory to the Series C Required Holders; Stockholder Debt subject to Section 5(d) of the Voting Agreement
Conversion	Not convertible into equity securities of NextNRG. No term is linked to the Common Stock price.
Events of default	Non-payment at maturity (after a 30-day cure period) and bankruptcy only; no cross-default; no acceleration or other remedy before the Series C Discharge Date
Governing law	Nevada

[Note: the definitive form of Reinstated Note is to be agreed before the Closing in accordance with Section 4.3.]

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EXHIBIT B

Form of Resolutions

Resolutions of the Audit Committee of the Board of Directors of NextNRG, Inc.

WHEREAS, Michael D. Farkas, the Company’s Chief Executive Officer, a director and a principal stockholder, holds promissory notes of NextNRG and NextNRG Holding Corp. with outstanding principal USD 3,629,924 and accrued interest of USD 2,749,169, and is owed personal guarantee fees of USD 620,907, totaling USD 7,000,000 that are proposed to be exchanged for Series D Convertible Voting Preferred Stock under a Debt Exchange Agreement (the “Agreement”);

WHEREAS, the Committee consists solely of directors who are independent under Nasdaq Rule 5605(a)(2) and disinterested in the Agreement, has been informed of Mr. Farkas’s material interest in it, and has reviewed it under NRS 78.140 and Nasdaq Rule 5630;

NOW, THEREFORE, BE IT RESOLVED, that the Committee finds the Agreement fair to and in the best interests of the Company and its stockholders, approves it, and recommends that the Board adopt the Certificate of Designations of the Series D Convertible Voting Preferred Stock;

RESOLVED FURTHER, that the Company’s right to effect a Reconversion under the Agreement may be exercised only by resolution of this Committee (or its successor composed of independent and disinterested directors), and Mr. Farkas will not participate in any such decision; and

RESOLVED FURTHER, that the Committee has confirmed that the Conversion Price of $2.20 is not less than the greater of the consolidated closing bid price of the Common Stock and the Minimum Price under Nasdaq Rule 5635(d), each measured immediately prior to the date of the Agreement, and that the voting rights of the Series D Preferred are intended to comply with Nasdaq Rule 5640, subject to the limitations in Section 6(g) of the Certificate of Designations;

RESOLVED FURTHER, that Joel Kleiner, as an officer of the Company other than Mr. Farkas, is authorized to sign the Agreement and take all actions needed to complete it, including seeking the consent of the holders of the Series C Convertible Preferred Stock.

Resolutions of the Board of Directors (Mr. Farkas abstaining) will designate the Series D Convertible Voting Preferred Stock under the Board’s blank-check authority in the Articles of Incorporation and NRS 78.1955, approve the Certificate of Designations and authorize its filing with the Nevada Secretary of State, and reserve [●] shares (not less than the number required by Section 6(f)(iii) of the Certificate of Designations, subject to the priority of the Series C Reserved Shares under Section 4A(c) thereof, to be determined at signing based on the Conversion Price) of Common Stock for issuance on conversion.

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EXHIBIT C

Form of Certificate of Designations

[Attached: Certificate of Designations of Preferences and Rights of Series D Convertible Voting Preferred Stock, in the form attached as Exhibit A to the Series C Consent.]

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